Exhibit 3.5

BYLAWS OF
THE FIRST BANCORP, INC.

Revised January 2008
Updated November 16, 2016

ARTICLE I
Name, Location, Type of Financial Institution, Seal

Section 1.1 - Name
The name of this corporation is The First Bancorp, Inc. (hereinafter referred to as the “Company”).

Section 1.2 - Location
The principal place of business of the Company is Main Street, Damariscotta, Maine 04543. The Company may have additional places of business in Damariscotta or elsewhere within or without the State of Maine.

Section 1.3 - Type of Corporation
The Company is a bank holding company and is organized under the Maine Business Corporation Act.

Section 1.4 - Corporate Seal
The corporate seal of the Company shall be circular in form and shall be engraved as follows:

THE FIRST BANCORP, INC.
1985
MAINE

ARTICLE II
Common Stock

Section 2.1 - Authorized Common Stock
The authorized common stock of the Company shall consist of Eighteen Million (18,000,000) shares of Common Stock, each having a par value of $.01.

Section 2.2 - Stock Certificates
Each stockholder shall be entitled to a certificate certifying the number of shares of common stock owned by the stockholder. Each certificate shall be signed by the President or a Vice President and by the Treasurer or the Clerk. Signatures of the officers of the Company on the certificate may be by facsimile so long as the manual signature of an authorized officer of the Transfer Agent appears. A certificate may be adopted by the Company and may be issued and delivered notwithstanding the fact that the person or persons who signed such certificate, or whose facsimile signatures appear thereon, have ceased to be officers of the Company.

Section 2.3 - Direct Registration System
In lieu of Stock Certificates, stockholders may opt to hold the Company’s shares through the Direct Registration System (DRS). This provides registered owners with the option of holding their assets on the books and records of the transfer agent in book-entry form. Through DRS, assets can be electronically transferred to and from the transfer agent and broker/dealer.

Section 2.4 - Transfers of Stock, Transfer Agent
Transfers of stock shall be made only upon the transfer books of the Transfer Agent, as from time to time designated by the Board of Directors. Before a new certificate is issued the old certificate shall be surrendered for cancellation or satisfactory evidence provided of its loss or destruction.

Section 2.5 - Stockholders to be Registered
Only those persons whose names are registered on the books of the Transfer Agent shall be entitled to be treated by the Company as holders of the stock standing in their respective names. The Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maine.

Section 2.6 - Loss or Destruction of Certificate
In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory assurance of indemnity to the Company and/or to the Transfer Agent, as the Company may reasonably require.

Section 2.7 - Non‑Assessability of Stock
The common stock of the Company, when duly issued, shall be fully paid and forever non-assessable.

ARTICLE III
Meetings of Stockholders

Section 3.1 - Annual Meeting
The annual meeting of the stockholders (the “Annual Meeting”) shall be held on such date during the months of April or May in each year, or in such other month as the Board of Directors may determine, at Damariscotta, Maine or such other location within the State of Maine as may be designated in the notice for the Meeting. At the Annual Meeting, the stockholders shall elect Directors and shall transact such other business as may properly be brought before the meeting.

Section 3.2 - Special Meetings
Special meetings of the stockholders may be called by the President, by the Chairman of the Board of Directors, by a majority of the Board of Directors or of the Executive Committee, or by the holders of not less than 10% of the shares entitled to vote at the meeting.

Section 3.3 - Notice of Meetings
Written notice of the Annual Meeting and of any special meeting shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date fixed for the meeting. Notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the stockholder at the address appearing on the transfer books of the Transfer Agent. Upon written request transmitted in person or by registered or certified mail to the President or the Clerk by any person entitled under Section 3.2 to call a special meeting of stockholders, such officer shall deliver to the stockholders entitled thereto notice of a meeting to be held on a date fixed by such officer, such notice to be given within thirty (30) days after receipt of such request. Any such notice shall be delivered as provided in this Section 3.3.

When a meeting of stockholders is adjourned for whatever reason for thirty (30) days or more, notice of the reconvening of the adjourned meeting shall be given as provided in this Section 3.3. Notice of the reconvening of a meeting adjourned for less than thirty (30) days need not be given if the time and place of the reconvening of the adjourned meeting are announced at the meeting at which the adjournment is taken unless a new record date is fixed for the reconvening of the meeting. At the reconvened meeting the Company may transact any business which might have been transacted at the meeting at which the adjournment was taken.

Section 3.4 - Record Date
For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of a dividend or other distribution or in order to make a determination of stockholders for any other purpose, the Board of Directors shall fix in advance a record date for any such determination of stockholders. Such date shall not in any case be more than seventy (70) nor less than ten (10) days prior to the date designated for the meeting or the payment of the dividend or distribution.

Section 3.5 - Stockholder List
The Clerk shall, in advance of each meeting of stockholders, prepare a complete alphabetized list of the stockholders entitled to notice of that meeting, showing the address of and number of shares held of record by each stockholder. The list shall be kept available at the Company’s principal office, or at a place identified in the meeting notice in the city where the meeting will be held, for inspection, upon written demand, by any stockholder (or any stockholder’s agent or attorney) during usual business hours, beginning two (2) business days after notice of the meeting is given and continuing through the meeting. Such list shall also be available during usual business hours for copying at the stockholder’s expense, subject to the requirements of Section 1602(4) of the Maine Business Corporation Act. Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting, but if there has not been substantial compliance with the requirements of this section, the Maine Superior Court, on application of the stockholder requesting inspection, may postpone the meeting until an opportunity for inspection is provided.

Section 3.6 - Quorum at Meetings
The presence in person or by proxy of the holders of not less than one-third of the shares entitled to vote at any meeting shall constitute a quorum for that meeting and, except where a larger percentage is required by the Company’s Articles of Incorporation or by law, action at any meeting at which a quorum is present may be taken by the affirmative vote of the holders or representatives of a majority of the stock present or represented.

Section 3.7 - Conduct of Meetings
Each meeting of stockholders shall be presided over by the President or such other person as the Board of Directors has designated to act as chairman of the meeting. The Clerk, or such other person as the Board or the chairman of the meeting shall designate, shall act as secretary of the meeting. The chairman of the meeting shall determine the order of business at the meeting and shall have full authority to set reasonable rules of procedure by which the meeting is to be governed. Rulings of the chairman of the meeting on the order of business, adjournment of the meeting and other procedural matters may be overturned only by the affirmative vote of two thirds of the shares present in person or by proxy at the meeting. At any meeting of stockholders, the items of business to be acted upon by stockholders shall be limited to: matters specified in a notice of meeting given by, or at the direction of, the Board; in the case of a special meeting, matters properly designated in a valid and timely request by one or more stockholders for the calling of the meeting; in the case of an Annual Meeting, matters otherwise properly brought before the meeting by a stockholder who has given due notice of such matter to the Board in accordance with the requirements of Section 3.8 below; and any other matters properly brought before the meeting by, or at the direction of, the Board (or a duly authorized committee thereof). The chairman of the meeting shall have authority to rule out of order any proposed item of business or Director nomination that is not a proper matter for stockholder action at the meeting, whether due to defects in notice or otherwise. The secretary of the meeting shall keep a record of all actions taken by the stockholders at the meeting. Minutes of the meeting shall thereafter be filed with the Clerk as part of the corporate records.

Section 3.8 - Advance Notice of Stockholder Proposals at Annual Meetings
A stockholder who wishes to propose a matter for action by the stockholders at any Annual Meeting (“proponent”) must give the Board of Directors proper and timely notice that satisfies the following conditions:

(1) The notice must set forth in writing (i) the name and address of the proponent, (ii) a representation that the proponent is a stockholder of record of the Company, (iii) a fair description of the proposal or, if the proposal relates to the nomination of one or more candidates for election as Directors, the name, address and business background of each such candidate, (iv) any significant personal or pecuniary interest (whether direct or indirect) of the proponent in such matter or, if the proposal relates to the nomination of one or more candidates for election as Directors, any arrangement or relationship between the proponent and each such candidate and (v) such other information regarding the proponent and the proposal as the proxy rules of the United States Securities and Exchange Commission or any successor commission or other governmental agency thereto (the “SEC”) would require in a proxy statement for a contested solicitation of proxies.

(2) The notice must be addressed to the Clerk and received at the Company’s principal office not fewer than 120 days before the date (the “anniversary date”) that falls one year after the date on which the Company’s proxy statement was released to stockholders in connection with the immediately preceding Annual Meeting; and provided further that if the Annual Meeting is held more than 30 days before or after the anniversary date, then notice shall be deemed to be timely if received at the

Company’s principal office not later than 10 days after the Company first announces publicly the intended date of the meeting, through a press release, SEC filing or otherwise.

Upon receipt of such notice, the Clerk shall forward a copy thereof to the Board, which may consider whether to endorse the proposal or, as the case may be, the proposed candidate(s). If the proposal is otherwise a proper matter for stockholder action, a proponent who has satisfied the foregoing notice requirements shall thereafter be entitled at the next Annual Meeting to introduce the proposal or, as the case may be, place in nomination the candidate(s) so described, regardless of whether the Board has chosen to endorse the proposal or candidate(s). Nothing contained herein shall relieve any person from obligations imposed under the proxy rules of the SEC or shall obligate the Company to give notice, or include in its proxy statement a description, of any stockholder proposal. In order to be eligible to submit a proposal, the stockholder must have continuously held at least $2,000 in market value of the Company’s common stock (as determined by the President) for at least one year as of the date of submittal of such proposal, and must continue to hold those securities through the date of such Annual Meeting.

ARTICLE IV
Board of Directors

Section 4.1 - Management of Company
Subject to other provisions of these Bylaws, the business and affairs of the Company shall be managed by its Board of Directors (the “Board”). Each Director shall hold office for the duration of his/her term and until his/her successor shall have been elected and qualified or until his/her earlier resignation, death or incapacity.

Section 4.2 - Number, Residence, Election, Qualifying Shares
The Board of Directors shall consist of not fewer than five (5) or more than twenty five (25) persons as determined by the Board prior to each Annual Meeting. No decrease in the number of Directors shall have the effect of shortening the term of an incumbent Director. No person shall be eligible to serve as a Director unless he/she is the actual and beneficial owner of 1,000 shares of common stock of the Company with additional requirements that the minimum number of shares a Director will ultimately own will be 5,000. The shortfall between the Director’s actual ownership and the 5,000 shares shall be acquired through the Employee Stock Purchase Plan or through open market purchases (see Section 4.11 regarding acquisition of additional shares). Qualifying shares may not be encumbered.

Section 4.3 - Changes in the Number of Directors
Within the limits permitted by these Bylaws, the Board of Directors shall have the power, by resolution, to increase the number of Directors between Annual Meetings by not more than two members. An increase in the number of Directors, other than at the Annual Meeting, shall have the effect of creating a vacancy or vacancies which may be filled by the Board, with the person or persons elected to fill such vacancy or vacancies to hold office until the next Annual Meeting.

Section 4.4 - Director’s Oath
Upon election or re-election, and at least annually, the Directors shall be sworn to the proper discharge of their duties and each shall take an oath that his/her qualifying shares are unencumbered and that such shares will remain unencumbered during his/her term of office.

Section 4.5 - Maximum Age
No person shall be eligible to serve as a Director beyond the Annual Shareholder Meeting if he/she is seventy-two (72) years of age.

Section 4.6 - Executive Committee
The Board of Directors, by a resolution adopted by a majority of the Directors then in office, may elect from the Board an executive committee (the “Executive Committee”) of not fewer than three (3) or more than seven (7) members, one of whom shall be the President. The Executive Committee shall have the powers of the Board in regard to the operations of the business of the Company, which powers shall be exercised at all times when the Board is not in session, subject always to any specific vote of the Board and limitations imposed by the Maine Business Corporation Act. A majority of the members of the Executive Committee shall constitute a quorum at any meeting thereof.

At the time the Executive Committee is elected, the Board may designate from among its members one or more alternate members of the Executive Committee and may specify their order of preference. Each alternate member may attend all meetings of the Committee but shall be without vote unless one or more of the regularly designated members of the Committee fails to attend the meeting. In the absence of one or more of the regular members of the Committee, such alternate member or members may be counted toward a quorum and may vote as though they were regular members of the Committee. In the event that there are more alternate members of the Committee present than there are absent regular members of the Committee, the alternate members shall have the right to vote in the order of preference specified by the Board of Directors in designating them or, if no order of preference was specified, in the order of their appointment or their listing in a single appointment.

Section 4.7 - Meetings of Directors
The Board shall hold regular meetings at least quarterly at a time and place designated by the Board. Special meetings of the Board may be called, on at least twenty-four (24) hours’ notice, by the President, the Chairman of the Board, or any three Directors. Notice may be given by telephone, fax, mail, e- mail, or other commercially reasonable means and shall be effective upon actual receipt or, in the case of notice sent by U.S. mail addressed to the Director’s residence or usual place of business, shall be deemed effective two (2) business days after mailing, regardless of when actually received.

Section 4.8 - Quorum
At any regular or special meeting of the Board of Directors, a quorum shall consist of not less than a majority of the Board, but less than a quorum shall have power to adjourn from time to time, until the next duly called meeting.

Section 4.9 - Vacancies in Board
Vacancies in the Board, whether created by resignation, by death or by enlargement of the Board, may be filled by vote of a majority of the remaining Directors at any meeting of the Board. Any person elected to fill a vacancy shall hold office until the next Annual Meeting and until his/her successor has been duly elected and qualified.

Vacancies in the Executive Committee may be filled by majority vote of the Board of Directors from its own membership at any meeting of the Board, and any person so chosen shall hold office until the next Annual Meeting and until his/her successor has been duly elected and qualified.

Section 4.10 - Meetings by Telephone
Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear each other. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

Section 4.11 - Compensation of Directors
Directors shall receive such reasonable compensation for meetings actually attended as from time to time shall be determined by the Board, and Directors may be reimbursed for reasonable expenses actually incurred while engaged in the business of the Company. Until the Director owns a minimum of 5,000 shares of FNLC stock, 75% of that Director’s director fees will be paid through shares issued under the Company’s Employee Stock Purchase Plan.

Section 4.12 - Annual Meeting of Directors
A meeting of the Board of Directors (the Annual Meeting of Directors) shall be held immediately following the Annual Meeting and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a majority of the whole Board shall be present. At the Annual Meeting of Directors, the Directors shall elect officers for the ensuing year.

Section 4.13 - Additional Committees
The Board of Directors, by a resolution adopted by a majority of the Directors then in office, may designate from among its members additional committees, each consisting of two or more Directors, and may delegate to such committee or committees any part or all of the authority of the Board of Directors, except as otherwise limited by the Maine Business Corporation Act.

ARTICLE V
Officers

Section 5.1 - Offices to be Filled, Election, Oath, Compensation, Vacancies, Bonds
At the Annual Meeting of Directors, the Board shall elect a President (who shall be a member of the Board of Directors), a Treasurer and a Clerk. In addition, the Board may appoint one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Treasurers, a Secretary and such other officers as the Board may from time to time determine. The Board shall elect from its own membership a Chairman of the Board to serve for a term of one year, plus any portion of a year resulting from an appointment occurring after the date of the annual meeting of the Board of Directors; provided, however, that no individual may serve as Chair for more than eight terms. The officers shall exercise such powers as may be authorized by the Board or by the Executive Committee, to the extent the same are not in conflict with the specific powers hereinafter authorized.

Compensation of officers shall be fixed by the Compensation Committee. If any office becomes vacant, the Board may immediately fill the same. The President, the Treasurer and the Secretary shall hold office at the pleasure of the Board. Other officers, except the Clerk shall hold office at the pleasure of the President. The Clerk shall hold office until removed by the Board in accordance with law.

The Board may require security for the fidelity and faithful performance of duties of its officers, employees and agents in such amount as the Board shall deem necessary or advisable.

Section 5.2 - President
The President shall be the Chief Executive Officer, shall preside at all meetings of the stockholders and, in the absence of the Chairman, at meetings of the Board of Directors and shall discharge such other duties as the Board shall determine. He/she shall be a member of the Executive Committee. Unless the Board directs otherwise, he/she shall have the power to exercise the Company’s voting rights with respect to the common stock of its subsidiaries.

Subject to the direction of the Board, the President shall at all times exercise such general authority, direction and supervision over all of the affairs of the Company as its interest and security may require. In all cases where the duties of the subordinate officers and agents of the Company are not specifically prescribed by the Bylaws or by resolution of the Board, such subordinate officers and agents shall perform their duties under the direction of the President or his/her designee.

In the case of the death, absence or disability of the Clerk, Secretary or Treasurer, the President may exercise such of their powers as are not inconsistent with these Bylaws. He/she shall perform such other duties as may be provided in the Bylaws or as may be assigned to him/her from time to time by the Board of Directors.

Section 5.3 - Executive Vice President
The Board may (but shall not be required to) elect one or more Executive Vice Presidents who shall perform such duties as may be specifically designated by the President or by the Board. In the case of death, absence or disability of the President, the Board shall implement the previously approved succession plan.

Section 5.4 - Senior Vice Presidents
The Board may from time to time elect one or more Senior Vice Presidents who shall perform such duties as may be assigned to them from time to time by the President or in his/her absence, by the Board or by the Executive Vice President.

Section 5.5 - Treasurer, Assistant Treasurer
The Treasurer shall have the custody of all monies and securities of the Company and shall keep regular and proper books of accounts as directed by the Board or any relevant committee thereof. He/she shall have power to endorse all checks, drafts, notes and orders for money which may be payable to the Company or its order and shall disburse funds of the Company in payment of just demands against the Company or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board from time to time as may be required of him/her an account of all of his/her transactions as Treasurer and of the financial condition of the Company. He/she shall perform all duties incident to his/her office or which properly are required of him/her by the Board.

The Assistant Treasurers, in order of seniority in office, unless otherwise directed by the President, shall have and may exercise all of the powers of the Treasurer in his/her absence, and they may also exercise such additional powers as may be specifically designated by the Treasurer or by the Executive Committee.

Section 5.6 - Clerk
The Clerk shall record or cause to be recorded the proceedings and actions of all meetings of the stockholders and shall give or cause to be given all notices required by these Bylaws, by law or by action of the Board for which no other provision is made.

The Clerk shall have the custody of the seal of the Company and shall have the power to affix the same to certificates of stock and to other documents and instruments, the execution of which in the name of the Company may be required.

The Clerk shall be a resident of the State of Maine and if he/she dies, becomes incapacitated, resigns or is otherwise unable to perform his/her duties, the Board shall promptly appoint another Clerk who shall execute and file, in the office of the Secretary of State a written statement of his/her appointment.

Section 5.7 - Secretary
The Secretary shall record or cause to be recorded the proceedings and actions of all meetings of the Board of Directors and the Executive Committee and shall perform such other duties as may be assigned by the Board.

ARTICLE VI
Business Combinations

Deleted by requisite vote of shareholders at the Annual Shareholder Meeting held April 30, 1996.

ARTICLE VII
Indemnification and Insurance

Section 7.1 - Indemnification
The Company shall in all cases indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding; provided that no indemnification shall be provided for any person with respect to any matter as to which he/she (a) (i) received a financial benefit to which he/she is not entitled; (ii) intentionally inflicted harm on the Company or its shareholders; (iii) violated Section 833 of the Maine Business Corporation Act; or (iv) intentionally violated criminal law, or (b) unless ordered by court under Section 855(1)(C) of the Maine Business Corporation Act, (i) in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the person seeking indemnification has met the relevant standard under Section 852(1) of the Maine Business Corporation Act, or (ii) in connection with any proceeding with respect to conduct for which the person seeking indemnification was adjudged liable on the basis that he/she received a financial benefit to which he/she was not entitled, whether or not involving action in such person’s official capacity. The termination of any action, suit or proceeding by judgment, order or conviction adverse to such person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not act in good faith in the reasonable belief that his/her action was in the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

Section 7.2 - Authorization
Any indemnification under Section 7.1, unless ordered by a court or required by the Bylaws, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Section 7.1. Such determination shall be made by the Board of Directors by a vote of a majority of the Disinterested Directors (as hereinafter defined) from a quorum consisting of at least two (2) Directors (a) who were not parties to such action, suit or proceeding and (b) who do not have a familial, financial, professional or employment relationship with the person(s) whose indemnification is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made (each, a “Disinterested Director”), or if such a quorum is not obtainable, or even if obtainable, if a majority of Disinterested Directors (or, if there are fewer than two (2) Disinterested Directors, the Board) so directs, by independent legal counsel in written opinion, or by the shareholders (provided that shares owned by or voted under the control of a Director who is not a Disinterested Director may not be voted on the determination). Such a determination, once made by the Board of Directors may not be revoked by the Board of Directors, and upon the making of such determination by the Board of Directors, the Director, officer, employee or agent may enforce the indemnification against the Company by a separate action notwithstanding any attempted or actual subsequent action by the Board.

Section 7.3 - Advancement of Expenses
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Subsection 7.2 upon receipt of (a) a written affirmation of the Director’s, officer’s, employee’s or agent’s good faith belief that he/she has met the relevant standard of conduct described in Section 7.1 or that the proceeding involves conduct for which liability has been eliminated pursuant to Section 202(2)(D) of the Maine Business Corporation Act, and (b) an unlimited general undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by the Company as authorized in this section.

Section 7.4 - Nonexclusivity of Rights
The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by these Bylaws may be enforced by a separate action against the Company, if an order for indemnification has not been entered by a court in any action, suit or proceeding with respect to which indemnification is sought.

Section 7.5 - Insurance
The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Company would have the power to indemnify him/her against such liability under this section.

ARTICLE VIII
Books, Accounts And Records

Section 8.1 - Retention And Location
The books, accounts and records of the Company, except as may otherwise be required by the laws of the State of Maine, shall be kept at the principal or registered office of the Company or at such other place or places as the Board of Directors may from time to time designate.

Section 8.2 - Inspection By Stockholders
No stockholder as such shall have any right to inspect any account or book or document of the Company, except as such right may be conferred by law.

Each request by a stockholder for inspection of books and records shall be made in writing. Except as the Maine Business Corporation Act or the Board or the President may otherwise provide, each such written request must:

(i) describe with reasonable particularity both the stockholder’s purpose and the records he or she desires to inspect, and demonstrate that the requested records are directly connected with the stockholder’s purposes;

(ii) affirm that the stockholder is making this request in good faith and that the stockholder (including any agents or attorneys through whom he or she conducts such inspection) shall not make any use of the records except for the particular purpose set forth in such request; and

(iii) contain an undertaking by the stockholder (a) to preserve the confidentiality of any nonpublic financial information or other competitively sensitive information about the Company or its business; b) to pay the Company’s reasonable costs in making any of the requested records available for inspection by the stockholder or his or her duly designated agents or attorneys, and (c) in the event of any breach by the stockholder or his or her agents or attorneys, to indemnify the Company against its reasonable costs of enforcing any restrictions on use of the requested records.

As a condition to disclosure of any nonpublic financial information or other competitively sensitive information, and as a condition to disclosure of personal information about stockholders, creditors, directors, officers or employees of the Company, the Board or the President may require the stockholder and his or her agents or attorneys to execute a confidentiality agreement containing provisions reasonably intended, in light of the stated scope and purpose of the requested inspection, to preserve the confidentiality of such information.

ARTICLE IX
Amendment of Bylaws

Section 9.1 - Amendment of Bylaws
Except as otherwise expressly provided by the Articles of Incorporation or Bylaws, these Bylaws may be amended by the Board of Directors.

Sections of these bylaws were amended by the shareholders on April 30, 2008 as required. Other sections were amended by the Board of Directors.

Signed: _________________________________
Charles A. Wootton, Clerk
The First Bancorp, Inc.

Dated: November 16, 2016